EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Paul F. DeSantis and Noah S. Benz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Neenah, Inc. for the fiscal year ended December 31, 2021, and any and all amendments thereto, and other documents in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This 18th day of February 2022.

/s/ WILLIAM M. COOK
William M. Cook
Director

/s/ DONNA M. COSTELLO
Donna M. Costello
Director

/s/ MARGARET S. DANO
Margaret S. Dano
Director

/s/ TIMOTHY S. LUCAS
Timothy S. Lucas
Director

/s/ PHILIP C. MOORE
Philip C. Moore
Director

/s/ TONY R. THENE
Tony R. Thene
Director

/s/ SHRUTI SINGHAL
Shruti Singhal
Director